EZCORP Reports First Quarter Fiscal 2026 Results
Exceptional Operating Performance Drives Outstanding Earnings Growth
Austin, Texas (February 4, 2026) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its first quarter ended December 31, 2025.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
FIRST QUARTER HIGHLIGHTS
•Net income increased 43% to $44.3 million. On an adjusted basis1, net income increased 38% to $43.9 million.
•Diluted earnings per share (EPS) increased 38% to $0.55. On an adjusted basis1, diluted earnings per share increased 34% to $0.55.
•Adjusted EBITDA increased 36% to $70.3 million.
•Total revenues increased 19% to $382.0 million, while gross profit increased 20% to $223.0 million.
•Pawn loans outstanding (PLO) increased 14% to $314.4 million.
•Grew our footprint by 23 stores, including 17 acquired stores, 7 de novo stores, and the consolidation of 1 store.
RECENT HIGHLIGHTS
•On January 2, 2026, we acquired an 87.7% controlling interest in Founders One, which owns 85.1% of Simple Management Group ("SMG"), adding 105 stores across 12 countries including the United States, Costa Rica and Panama.
◦Immediately accretive transaction adds one of the largest pawn platforms in North America and a proven management team.
◦SMG generated revenue of $127 million and gross profit of $66 million for the nine months ended September 30, 2025, demonstrating strong operating and financial performance.
•On January 12, 2026, we completed the previously announced acquisition of 12 pawn stores in Texas for $27.5 million, strengthening EZCORP's presence in one of its largest and most attractive U.S. markets.
•Following the closing of these acquisitions, EZCORP operates 1,500 pawn stores across 16 countries.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, "We are off to an exceptional start to fiscal 2026, delivering record first quarter revenue and PLO, and outstanding organic earnings growth. Our team drove superior results, with more than 35% growth in net income and adjusted EBITDA, supported by sustained demand for immediate cash solutions and high-quality, affordable secondhand goods. These results reflect the successful execution of our strategic initiatives and the operating leverage inherent in our platform.
"Subsequent to quarter end, we closed two acquisitions that meaningfully expand our footprint. SMG solidifies a proven long term management partnership, adds immediate earnings accretion, expands our pawn offering into 11 new countries, and provides an exciting platform for future growth. Additionally, El Bufalo Pawn in Laredo was one of the largest remaining independent chains in Texas, further strengthening our position there. We are excited to integrate and scale these platforms, and will continue to pursue additional attractive organic and inorganic growth opportunities in existing and new pawn markets.
"With a highly liquid balance sheet, we are well positioned to execute on our pawnbroking growth strategy, while remaining disciplined in capital allocation. I thank our team members for their dedication to providing top-tier service to our customers. Guided by our core values of People, Pawn and Passion, we will continue to strengthen the core, scale our operations, and deliver sustainable, long-term value for our shareholders."

CONSOLIDATED RESULTS

Three Months Ended December 31,	As Reported		Adjusted[1]
in millions, except per share amounts	2025	2024	2025	2024

Total revenues	$382.0	$320.2	$374.5	$320.2
Gross profit	$223.0	$185.4	$218.9	$185.4
Income before tax	$59.2	$41.4	$58.3	$42.4
Net income	$44.3	$31.0	$43.9	$31.8
Diluted earnings per share	$0.55	$0.40	$0.55	$0.41
EBITDA (non-GAAP measure)	$71.3	$50.8	$70.3	$51.8

•PLO increased 14% to $314.4 million (11% on a same-store2 basis) primarily due to higher average loan size, continued strong pawn demand and improved operational performance.
•Total revenues increased 19% and gross profit increased 20%, reflecting improved Merchandise sales, Jewelry scrap sales, and pawn service charges (PSC).
•PSC increased 13% as a result of higher average PLO.
•Merchandise sales gross margin increased to 37% from 35%, while aged general merchandise increased 123 basis points (bps) to 3.3% of total general merchandise inventory.
•Jewelry scrap sales increased 139%, and jewelry scrap sales gross margin increased from 23% to 34% due to increase in gold price and jewelry purchases.
•Net inventory increased 27%, as a result of an increase in PLO, layaways and purchases and a decrease in inventory turnover to 2.5x, from 2.7x.
•Store expenses increased 14% (11% on a same-store basis), primarily due to labor costs, including minimum wage increases in Latin America.
•General and administrative expenses increased 11%, primarily due to labor costs (including higher incentive compensation) and professional fees related to acquisitions.
•Income before taxes increased to $59.2 million, up 43% from $41.4 million, and adjusted EBITDA increased 36% to $70.3 million.
•Diluted earnings per share increased 38% to $0.55. On an adjusted basis, diluted earnings per share increased 34% to $0.55.
•Cash and cash equivalents increased to $465.9 million from $174.5 million as of December 31, 2024. The increase was due primarily to $300.0 million (less issuance costs) from the issuance of the Senior Notes due 2032 in the second quarter of fiscal 2025 and cash from operating activities partially offset by increased earning assets and acquisitions.

SEGMENT RESULTS
U.S. Pawn
•PLO increased 9% to $239.9 million (8% on a same-store basis) due to an increase in average loan size, strong loan demand and improved operational performance.
•Total revenues and gross profit increased 16%, driven by increased jewelry scrap sales, merchandise sales and PSC.
•PSC increased 8% as a result of higher average PLO.
•Merchandise sales increased 8%, and 7% on a same-store basis. Sales gross margin increased by 170 bps to 38%.
•Jewelry scrap sales increased 129%, and jewelry scrap sales gross margin increased from 23% to 34% due to increase in gold price and jewelry purchases.
•Net inventory increased 29% due to increase in PLO, layaways and purchases and a decrease in inventory turnover to 2.2x, from 2.5x. Aged general merchandise increased by 56 bps to 3.1%, or $1.7 million of total general merchandise inventory.
•Store expenses increased 7% on a total and 6% on a same-store basis primarily due to increased labor, in line with store activity.
•Segment contribution increased 30% to $70.7 million.
•Segment store count increased by 2 to 547, due to the acquisition of 3 stores and the consolidation of 1 store.
Latin America Pawn
•PLO increased 36% to $74.4 million (23% on constant currency basis). On a same-store basis, PLO increased 23% (12% increase on a constant currency basis) due to strong loan demand and improved operational performance.
•Total revenues increased 28% (19% on constant currency basis), and gross profit increased 33% (24% on a constant currency basis), primarily due to increased merchandise sales, PSC and jewelry scrap sales.
•PSC increased to $36.7 million, an increase of 26% (18% on a constant currency basis) as a result of higher average PLO and new stores.
•Merchandise sales increased 24% (15% on constant currency basis) and 16% on a same-store basis (8% increase on a constant currency basis). Merchandise sales gross margin increased to 34% from 30%.
•Jewelry scrap sales increased 256%, and jewelry scrap sales gross margin increased from 21% to 33% due to increase in gold price and focus on the jewelry category.
•Net inventory increased 23% (10% on a constant currency basis) due to an increase in PLO. Inventory turnover was up to 3.1x from 3.0x. On a same-store basis, net inventory increased by 12% (flat on a constant currency basis). Aged general merchandise increased to 3.6% or $1.2 million of total general merchandise inventory.
•Store expenses increased 34% (25% on a constant currency basis) and increased 24% on a same-store basis (16% on a constant currency basis) due to increased labor, in line with store activity and minimum wage increases.
•Segment contribution increased 32% to $20.1 million (24% on a constant currency basis to $19.0 million).
•Segment store count increased by 21 to 836, due to the acquisition of 14 stores and the addition of 7 de novo stores.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
Note: The underlying numbers are in thousands and, as a result, may not agree to the percentages calculated from numbers in millions and tables may not foot.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, February 5, 2026, at 8:00 am Central Time to discuss First Quarter Fiscal 2026 results. Analysts and institutional investors may participate on the conference call by registering online at https://register-conf.media-server.com/register/BI2b7d928c457a4820b10900af6d9b6213. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/u7iqn9ut/. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP is a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
Follow us on social media:
Facebook EZPAWN Official https://www.facebook.com/EZPAWN/
EZCORP Instagram Official https://www.instagram.com/ezcorp_official/
EZPAWN Instagram Official https://www.instagram.com/ezpawnofficial/
EZCORP LinkedIn https://www.linkedin.com/company/ezcorp/
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions. Numbers may not foot or cross foot due to rounding.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same-store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
(in thousands, except per share amount)	2025	2024
Revenues:
Merchandise sales	$210,147	$186,343
Jewelry scrap sales	39,908	16,732
Pawn service charges	131,917	117,052
Other revenues	47	43
Total revenues	382,019	320,170
Merchandise cost of goods sold	132,756	121,824
Jewelry scrap cost of goods sold	26,297	12,942
Gross profit	222,966	185,404
Operating expenses:
Store expenses	126,772	110,936
General and administrative	26,743	24,184
Depreciation and amortization	8,756	8,335
Loss on sale or disposal of assets and other	87	8
Total operating expenses	162,358	143,463
Operating income	60,608	41,941
Interest expense	8,166	3,147
Interest income	(4,814)	(2,093)
Equity in net income of unconsolidated affiliates	(1,823)	(1,475)
Other (income) expense	(92)	978
Income before income taxes	59,171	41,384
Income tax expense	14,867	10,368
Net income	$44,304	$31,016

Basic earnings per share	$0.72	$0.57
Diluted earnings per share	$0.55	$0.40

Weighted-average basic shares outstanding	61,243	54,827
Weighted-average diluted shares outstanding	83,282	83,347

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share amount)	December 31, 2025	December 31, 2024	September 30, 2025
Assets:
Current assets:
Cash and cash equivalents	$465,911	$174,506	$469,524
Short-term restricted cash	5,351	9,386	525
Pawn loans	314,353	274,824	307,496
Pawn service charges receivable, net	50,108	45,198	48,733
Inventory, net	253,446	199,481	248,457
Prepaid expenses and other current assets	56,210	36,562	51,221
Total current assets	1,145,379	739,957	1,125,956
Investments in unconsolidated affiliates	25,717	13,555	18,123
Other investments	51,883	51,903	51,903
Property and equipment, net	74,871	63,231	75,331
Right-of-use assets, net	237,637	227,810	236,462
Long-term restricted cash	14,859	—	14,664
Goodwill	331,083	304,722	324,889
Intangible assets, net	59,581	57,093	58,832
Deferred tax asset, net	29,548	24,990	29,455
Other assets, net	16,922	15,872	15,594
Total assets	$1,987,480	$1,499,133	$1,951,209

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$103,205	$—
Accounts payable, accrued expenses and other current liabilities	95,526	68,682	105,443
Customer layaway deposits	33,064	24,216	33,901
Operating lease liabilities, current	61,459	57,900	61,228
Total current liabilities	190,049	254,003	200,572
Long-term debt, net	518,555	224,505	518,076
Deferred tax liability, net	2,571	2,186	2,571
Operating lease liabilities	185,507	182,228	184,736
Other long-term liabilities	20,099	12,317	19,769
Total liabilities	916,781	675,239	925,724
Commitments and contingencies (Note 10)
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $0.01 per share; shares authorized: 100,000,000; issued and outstanding: 58,724,555 as of December 31, 2025; 52,050,550 as of December 31, 2024; 57,921,451 as of September 30, 2025	587	520	579
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3,000,000; issued and outstanding: 2,970,171 as of December 31, 2025, December 31, 2024 and September 30, 2025	30	30	30
Additional paid-in capital	447,935	345,783	450,892
Retained earnings	656,991	536,427	612,687
Accumulated other comprehensive loss	(34,844)	(58,866)	(38,703)
Total equity	1,070,699	823,894	1,025,485
Total liabilities and equity	$1,987,480	$1,499,133	$1,951,209

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,
(in thousands)	2025	2024

Operating activities:
Net income	$44,304	$31,016
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	8,756	8,335
Amortization of deferred financing costs	479	382
Non-cash lease expense	15,666	14,421
Deferred income taxes	93	478
Other adjustments	(874)	(617)
Provision for inventory reserve	429	59
Stock compensation expense	3,397	2,597
Equity in net income from investment in unconsolidated affiliates	(1,823)	(1,475)
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(1,020)	(1,368)
Inventory	(1,816)	(2,384)
Prepaid expenses, other current assets and other assets	(1,352)	1,375
Accounts payable, accrued expenses and other liabilities	(39,357)	(38,737)
Customer layaway deposits	(1,065)	2,909
Income taxes	13,329	9,000
Net cash provided by operating activities	39,146	25,991
Investing activities:
Loans made	(272,746)	(247,225)
Loans repaid	152,230	135,190
Recovery of pawn loan principal through sale of forfeited collateral	115,522	101,850
Capital expenditures, net	(7,455)	(5,609)
Acquisitions, net of cash acquired	(9,147)	—
Issuance of notes receivable	(4,000)	—
Investment in unconsolidated affiliate	(7,172)	—
Dividends from unconsolidated affiliates	1,810	1,902
Other	—	(148)
Net cash used in investing activities	(30,958)	(14,040)
Financing activities:
Taxes paid related to net share settlement of equity awards	(6,346)	(3,971)
Purchase and retirement of treasury stock	—	(3,000)
Payments of finance leases	(174)	(131)
Net cash used in financing activities	(6,520)	(7,102)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(260)	(764)
Net increase in cash, cash equivalents and restricted cash	1,408	4,085
Cash and cash equivalents and restricted cash at beginning of period	484,713	179,807
Cash and cash equivalents and restricted cash at end of period	$486,121	$183,892

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended December 31, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$139,042	$71,105	$—	$210,147	$—	$210,147
Jewelry scrap sales	35,514	4,394	—	39,908	—	39,908
Pawn service charges	95,174	36,743	—	131,917	—	131,917
Other revenues	30	17	—	47	—	47
Total revenues	269,760	112,259	—	382,019	—	382,019
Merchandise cost of goods sold	85,687	47,069	—	132,756	—	132,756
Jewelry scrap cost of goods sold	23,364	2,933	—	26,297	—	26,297
Gross profit	160,709	62,257	—	222,966	—	222,966
Segment and corporate expenses (income):
Store expenses	87,166	39,606	—	126,772	—	126,772
General and administrative	—	—	—	—	26,743	26,743
Depreciation and amortization	2,723	2,535	—	5,258	3,498	8,756
Loss on sale or disposal of assets and other	87	—	—	87	—	87
Interest expense	—	—	—	—	8,166	8,166
Interest income	—	—	(963)	(963)	(3,851)	(4,814)
Equity in net (income) of unconsolidated affiliates	—	—	(1,823)	(1,823)	—	(1,823)
Other (income)	—	(23)	—	(23)	(69)	(92)
Segment contribution	$70,733	$20,139	$2,786	$93,658
Income (loss) before income taxes				$93,658	$(34,487)	$59,171

	Three Months Ended December 31, 2024
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$128,800	$57,543	$—	$186,343	$—	$186,343
Jewelry scrap sales	15,498	1,234	—	16,732	—	16,732
Pawn service charges	87,876	29,176	—	117,052	—	117,052
Other revenues	27	16	—	43	—	43
Total revenues	232,201	87,969	—	320,170	—	320,170
Merchandise cost of goods sold	81,556	40,268	—	121,824	—	121,824
Jewelry scrap cost of goods sold	11,968	974	—	12,942	—	12,942
Gross profit	138,677	46,727	—	185,404	—	185,404
Segment and corporate expenses (income):
Store expenses	81,481	29,455	—	110,936	—	110,936
General and administrative	—	—	—	—	24,184	24,184
Depreciation and amortization	2,717	2,046	—	4,763	3,572	8,335
Loss on sale or disposal of assets and other	—	8	—	8	—	8
Interest expense	—	—	—	—	3,147	3,147
Interest income	—	—	(594)	(594)	(1,499)	(2,093)
Equity in net (income) loss of unconsolidated affiliates	—	—	(1,623)	(1,623)	148	(1,475)
Other expense (income)	(11)	(71)	—	(82)	1,060	978
Segment contribution	$54,490	$15,289	$2,217	$71,996
Income (loss) before income taxes				$71,996	$(30,612)	$41,384

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended December 31, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2025	545	815	1,360
New locations opened	—	7	7
Locations acquired	3	14	17
Locations combined or closed	(1)	—	(1)
As of December 31, 2025	547	836	1,383

	Three Months Ended December 31, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	4	4
As of December 31, 2024	542	741	1,283
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three months ended December 31, 2025 and 2024 were as follows:

	December 31,		Three Months Ended December 31,
	2025	2024	2025	2024

Mexican peso	18.0	20.8	18.3	20.1
Guatemalan quetzal	7.6	7.5	7.5	7.5
Honduran lempira	26.1	25.0	26.0	24.8
Australian dollar	1.5	1.6	1.5	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended December 31,
	2025	2024

Net income	$44.3	$31.0
Interest expense	8.2	3.1
Interest income	(4.8)	(2.1)
Income tax expense	14.9	10.4
Depreciation and amortization	8.8	8.3
EBITDA	$71.3	$50.8

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2026 Q1 Reported	$382.0	$223.0	$59.2	$14.9	$44.3	$0.55	$71.3
Non-recurring foreign tax expense	—	—	—	(0.3)	0.3	0.01	—
Constant Currency	(7.5)	(4.1)	(0.9)	(0.2)	(0.7)	(0.01)	(1.0)
2026 Q1 Adjusted	$374.5	$218.9	$58.3	$14.4	$43.9	$0.55	$70.3

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2025 Q1 Reported	$320.2	$185.4	$41.4	$10.4	$31.0	$0.40	$50.8
FX impact	—	—	1.0	0.2	0.8	0.01	1.0
2025 Q1 Adjusted	$320.2	$185.4	$42.4	$10.6	$31.8	$0.41	$51.8

	Three Months Ended December 31, 2025
(in millions)	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	382.0	19%
Currency exchange rate fluctuations	(7.5)
Constant currency consolidated revenues	$374.5	17%

Consolidated gross profit	223.0	20%
Currency exchange rate fluctuations	(4.1)
Constant currency consolidated gross profit	$218.9	18%

Consolidated net inventory	253.4	27%
Currency exchange rate fluctuations	(6.4)
Constant currency consolidated net inventory	$247.0	24%

Latin America Pawn gross profit	62.3	33%
Currency exchange rate fluctuations	(4.1)
Constant currency Latin America Pawn gross profit	$58.2	24%

Latin America Pawn PLO	74.4	36%
Currency exchange rate fluctuations	(7.0)
Constant currency Latin America Pawn PLO	$67.4	23%

Latin America Pawn PSC revenues	36.7	26%
Currency exchange rate fluctuations	(2.2)
Constant currency Latin America Pawn PSC revenues	$34.5	18%

Latin America Pawn merchandise sales	71.1	24%
Currency exchange rate fluctuations	(4.9)
Constant currency Latin America Pawn merchandise sales	$66.2	15%

Latin America Pawn segment profit before tax	20.1	32%
Currency exchange rate fluctuations	(1.1)
Constant currency Latin America Pawn segment profit before tax	$19.0	24%